UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 21, 2021

OPTION CARE HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11993	05-0489664
(State or other jurisdiction of	Commission File Number)	(IRS Employer
incorporation)		Identification Number)

3000 Lakeside Dr. Suite 300N, Bannockburn, IL 60015

(Address of principal executive offices)

(312) 940-2443

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPCH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 21, 2021, Option Care Health Inc. (the “Company”) entered into that certain First Amendment to First Lien Credit Agreement (the “First Lien Credit Agreement Amendment”), by and among the Company, as borrower, the guarantors party thereto, the financial institutions party thereto and Bank of America, N.A., as the administrative agent, which amends that certain First Lien Credit Agreement (the “First Lien Credit Agreement”), dated as of August 6, 2019, by and among the Company, as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, to, among other things, (i) permit the incurrence of $250 million of incremental first lien term loan indebtedness, which will bear interest at LIBOR plus 3.75%, and (ii) reduce the interest rate on the existing first lien term loans thereunder from LIBOR plus 4.25% to LIBOR plus 3.75%, and in connection with such reduced interest rate, the Company incurred approximately $161 million of refinancing first lien term loans to refinance the existing first lien term lenders under the First Lien Credit Agreement who did not consent to the reduced interest rate. The proceeds of the $250 million incremental first lien term loans were used to extinguish the entire $246 million remaining outstanding balance of the Company’s Senior Secured Second Lien PIK Toggle Floating Rate Notes due 2027 (the “Notes”). In connection therewith, on January 21, 2021 the Company deposited $255,847,518.11 with Ankura Trust Company, LLC, as trustee and collateral agent under the Indenture, dated as of August 6, 2019 (the “Indenture”), governing the Notes in order to satisfy and discharge the Company’s obligations under the Indenture.

In connection with the foregoing, the Company also entered into that certain Second Amendment to ABL Credit Agreement (“ABL Credit Agreement Amendment”), by and among the Company, as borrower, the guarantors party thereto, the financial institutions party thereto and Bank of America, N.A., as the administrative agent, which amends that certain ABL Credit Agreement, dated as of August 6, 2019 (as previously amended, supplemented or otherwise modified), by and among the Company, as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, to, among other things, permit the incurrence of the incremental first lien term loans and the extinguishment of the Notes.

The foregoing descriptions of the First Lien Credit Agreement Amendment and the ABL Credit Agreement Amendment are not complete and are qualified in their entirety by reference to the full text of the First Lien Credit Agreement Amendment and the ABL Credit Agreement Amendment, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On January 21, 2021, the Company issued a press release announcing the entry into the First Lien Credit Agreement Amendment and the ABL Credit Agreement Amendment. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to First Lien Credit Agreement, dated as of January 21, 2021, by and among Option Care Health, Inc., the guarantors party thereto, Bank of America, N.A. and the financial institutions party thereto.

10.2	Second Amendment to ABL Credit Agreement, dated as of January 21, 2021, by and among Option Care Health, Inc., the guarantors party thereto, Bank of America, N.A. and the financial institutions party thereto.

99.1	Press Release, dated January 21, 2021.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Option Care Health, Inc.

Date: January 22, 2021	By:	/s/ Michael Shapiro
Michael Shapiro
Chief Financial Officer